UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

RAPTOR PHARMACEUTICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Hamilton Landing, Suite 100
Novato, California 94949
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 408-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

(a)          To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01	Other Events.

The Board of Directors (the “Board”) of Raptor Pharmaceutical Corp. (“Raptor” or the “Company”) has established May 5, 2015 as the date of the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”). Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the Company’s next annual meeting of stockholders. To be eligible for inclusion in the Company’s 2015 proxy statement, any stockholder proposal must be received by the Company’s Corporate Secretary at its principal executive offices no later than February 19, 2015 and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from its 2015 proxy statement stockholder proposals that it is not required to include under the Exchange Act. The February 19, 2015 deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) of the Exchange Act. The Company’s bylaws also provide for separate notice procedures to propose business to be considered by stockholders at an annual meeting outside the processes of Rule 14a-8. To be considered timely under these provisions, the stockholder’s notice of such proposal must be received by the Company’s Corporate Secretary at its principal executive offices no later than the close of business on February 23, 2015. Proposals to be included in the 2015 proxy statement prepared by the Company must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder and the procedures set forth in the Company’s bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2015	RAPTOR PHARMACEUTICAL CORP.

	By:	/s/ Michael Smith
	Name:	Michael Smith
	Title:	Chief Financial Officer, Secretary and Treasurer